EXHIBIT 99.3

QUANTA, INC. AND SUBSIDIARY
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following unaudited pro forma financial information and related notes present the historical financial information of Quanta, Inc. (“Quanta” or the “Company”) (formally known as Freight Solution, Inc.) and its wholly owned subsidiary giving effect to Bioanomaly, Inc.’s reverse acquisition of Quanta on June 6, 2018 (the “Acquisition Date”).

Pursuant to the terms of the merger agreement Quanta merged with and into Bioanomaly, Inc. in a statutory reverse triangular merger; with Bioanomaly, Inc. surviving as a wholly-owned subsidiary of Quanta. Following the merger, Quanta adopted the business plan and operations of Bioanomaly, Inc.

The merger is accounted for as a reverse acquisition in accordance with the Financial Accounting Standards Board (ASC 805, Business Combinations). Management evaluated the guidance contained in ASC 805 with respect to the identification of the acquirer in the merger and concluded, based on a consideration of the pertinent facts and circumstances, that Bioanomaly, Inc. acquired Freight Solution, for financial accounting purposes. Accordingly, the merger has been accounted for as a continuation of the financial statements of Bioanomaly, Inc. together with an exchange of shares, and certain former shareholders who will continue with their ownership of the Company along with a re-capitalization of the equity of Quanta.

The unaudited pro forma statement of operations for the year ended December 31, 2017, and the seven months ended July 31, 2018, have been prepared giving effect to the merger as if the transaction had occurred on January 1, 2017, the beginning of the earliest period presented. The unaudited pro forma balance sheet gives effect to the acquisition of Freight Solution as if the transaction had occurred as of the earliest date of the financial statements.

On June 6, 2018, Bioanomaly, Inc. executed an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), with Freight Solution, Inc. a publicly traded Nevada corporation and its wholly-owned subsidiary Quanta Acquisition Corp., a California corporation. Pursuant to the terms of the merger agreement, Quanta Acquisition merged with and into Bioanomaly, Inc. in a statutory reverse triangular merger (the “Merger”) with Bioanomaly, Inc. surviving as a wholly-owned subsidiary.  Following the merger, Freight Solution, Inc. adopted the business plan and operations of Bioanomaly, Inc., with Bioanomaly, Inc.’s officers and directors becoming the officers and directors of Freight Solution, Inc.

As consideration for the Merger, Freight Solution, Inc. issued the shareholders of Bioanomaly, Inc. an aggregate of 25,900,000 shares (the “Share Exchange”) of its common stock, par value $0.001 per share. Bioanomaly, Inc.’s existing shareholders along with Bioanomaly, Inc.’s convertible note holders received the requisite number of shares in the share exchange which reflected their ownership percentage prior to the issuance of additional shares for the convertible note holders and one additional shareholder due shares for his services. Bioanomaly, Inc.’s three founders received 21,908,810 shares in the Share Exchange, the convertible note holders received 3,771,040 shares in the Share Exchange and one other individual received 220,150 shares in the Share Exchange as payment for their services performed in 2018 related to in Bioanomaly, Inc.’s Joint Venture.

Simultaneously with the Merger, Freight Solution, Inc. accepted subscriptions for 6,500,090 shares of its common stock in a private placement. The common stock was sold at a price of $0.20 per share for aggregate offering proceeds of $1,300,000. No fees were paid in association with the offering. In connection with the offering warrants to purchase 3,000,000 shares of Freight Solution, Inc.’s common stock were sold with an exercise price of $0.30 per share with an expiry of four years.

On July 11, 2018 the State of Nevada approved the name change from Freight Solution, Inc. to Quanta, Inc. completing the Merger Agreement. As a result of the Merger, Bioanomaly, Inc. became a wholly-owned subsidiary of Quanta, Inc. Bioanomaly, Inc.’s shareholders beneficially own sixty-three percent (63%) of the issued and outstanding common stock of Quanta, Inc. The Merger was treated as a “tax free exchange” under Section 368 of the Internal Revenue Code of 1986, as amended. As a result of the Merger, Bioanomaly, Inc., the surviving entity in the Merger, became a wholly-owned subsidiary of Quanta, Inc. For accounting purposes, the Merger was treated as a “reverse acquisition” and Bioanomaly, Inc. was determined to be the accounting acquirer.

In connection with the Merger, 15,000,000 shares of Freight Solution, Inc.’s common stock returned to treasury for no cost. At the time of the Merger, the Company’s board of directors and officers was reconstituted by the resignation of our founder, Mr. Shane Ludington from his position as Chairman, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer along with the appointment of Bioanomaly, Inc.’s majority shareholder Mr. Eric Rice as Chairman, Chief Executive Officer, Chief Financial Officer and Mr. Jeffrey Doiron as President and Chief Operations Officer of the combined companies. On June 6, 2018, the Company approved an amendment to its Articles of Incorporation to Quanta, Inc. The Secretary of State for Nevada approved the name change from Freight Solution, Inc to Quanta, Inc on August 16th, 2018.

The unaudited financial information should be read in conjunction with our historical financial statements and accompanying notes included in our Annual Report on Form 10-K for the year ended April 30, 2018, our Quarterly Report on Form 10-Q for the interim period ended July 31, 2018, and the historical financial statements of Bioanomaly, Inc. as of and for the year ended December 31, 2017 and for the period December 27, 2016 (inception) through December 31, 2016.

QUANTA, INC. AND SUBSIDIARY
(FORMERLY KNOWN AS FREIGHT SOLUTION, INC.)
PROFORMA BALANCE SHEETS

	Bioanomaly as of July 31, 2018	Freight Solution as of July 31, 2018	Eliminations	Pro forma as of July 31, 2018
	(unaudited)	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS:

Cash (A)	$211,607	$86	$-	$211,693
Prepaid expense (B)	-	54	-	54
Total Current Assets	211,607	140	-	211 ,747

FIXED ASSETS:

Machine, net	310,267	-	-	310,267
Intangible Asset, net (C) (E)	-	-	-	-
Construction in Progress	175,000	-	-	175,000
Total Fixed Assets	485,267	-	-	485,267

OTHER ASSETS:

Security Deposit	16,770	-	-	16,770

TOTAL ASSETS	$713,644	$140	$-	$713,784

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Sales Tax Payable	$7,454	$-	$-	$7,454
Accounts Payable (D) (E)	-	-	-	-
Loans (D)	110,000	-	-	110,000
TOTAL LIABILITIES	117,454	-	-	117,454

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred stock, $0.001 par value; 25,000,000 shares authorized; none issued or outstanding	-	-	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 38,900,090 shares issued and outstanding as of July 31, 2018 (I) (H) (J) (P)	25,900	38,900	(25,900)	38,900
Subscriptions receivable (N)	-	(63,000)	63,000	-
Additional paid in capital (J) (K) (M) (N) (O)	3,028,011	30,600	(331,209)	3,179,702
			(6,360)
			495,760
			25,900
			(63,000)

Accumulated deficit (G)	(2,457,721)	(6,360)	6,360	(2,622,272)
			331,209
			(495,760)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	596,190	140	-	596,330
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$713,644	$140	$-	$713,784

QUANTA, INC. AND SUBSIDIARY
(FORMERLY KNOWN AS FREIGHT SOLUTION, INC.)
PROFORMA BALANCE SHEETS

	Bioanomaly as of December 31, 2017	Freight Solution as of December 31, 2017	Eliminations	Proforma as of December 31, 2017
	(audited)	(unaudited)		(unaudited)
ASSETS

CURRENT ASSETS:

Cash	$22,179	$9,141	$-	$31,320
Prepaid expense	-	292	-	292
Total Current Assets	22,179	9,433	-	31,612

FIXED ASSETS:

Machine, net	335,089	-	-	335,089
Total Fixed Assets	335,089	-	-	335,089

TOTAL ASSETS	$357,268	$9,433	$-	$366,701

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable and accrued expense	$-	$237,400	$-	$237,400
Convertible Notes Payable	785,000	-	-	785,000
Interest Accrual	21,000	-	-	21,000
Derivative Liability	296,897	-	-	296,897
Loans	80,000	16,969	-	96,969
Total Current Liabilities	1,182,897	254,369	-	1,437,266

TOTAL LIABILITIES	1,182,897	254,369	-	1,437,266

STOCKHOLDERS’ EQUITY (DEFICIT):
Preferred Stock, 2,000,000 and 25,000,000 authorized, $.001 par value, none issued and outstanding as of December 31, 2017 and the Proforma December 31, 2017, respectively
Common stock, $0.001 par value; 100,000,000 shares authorized; 10,000,000 and 32,000,000 issued and outstanding as of December 31, 2017 and for Proforma December 31, 2017, respectively	10,000	22,000	(25,900)	6,100
Additional paid in capital	6,500	28,838	(295,774)	261,224
			25,900
			495,760

Accumulated deficit	(842,129)	(295,774)	295,774	(1,296,094)
			(495,760)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(825,629)	(244,936)	-	(1,337,889)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$357,268	$9,433	$-	$366,701

See notes to financial statements.

QUANTA, INC. AND SUBSIDIARY
(FORMERLY KNOWN AS FREIGHT SOLUTION, INC.)
PROFORMA STATEMENTS OF OPERATIONS

	Bioanomaly for the seven months ended July 31, 2018	Freight Solution for the seven months ended July 31, 2018	Eliminations	Proforma for the seven months ended July 31, 2018
	(unaudited)	(unaudited)		(unaudited)
INCOME:
Sales	$71,022	$-	$-	$71,022
TOTAL INCOME	71,022	-	-	71,022

Cost of Goods Sold	60,075	-	-	60,075

GROSS PROFIT	10,947	-	-	10,947

EXPENSES:
Contractors	244,593	-	-	244,593
Selling, General, and Administrative (F)	186,331	95,967	-	282,298
R&D Expense	185,089	85,000	-	270,089
Total Expenses	616,013	180.967	-	796,980
NET OPERATING INCOME / (LOSS)	(605,066)	(180,967)	-	(786,033)

Other Income and Expense:
Interest Expense	(39,648)	-	-	(39,648)
Loss from Merger (O)	(444,000)	-	444,000	-
Gain from Sale of Intangible Assets (E) (C)	-	15,000	-	15,000
Merger Expense (L)	(51,760)	-	51,760	-
Interest Income	27	-	-	27
Depreciation and Amortization	(24,822)	-	-	(24,822)
Loss on Derivative Liability	(77,697)	-	-	(77,697)
Total Other Income and Expense	(637,900)	15,000	495,760	(127,140)

NET INCOME (LOSS)	$(1,242,966)	$(165,967)	$495,760	$(913,173)

QUANTA, INC. AND SUBSIDIARY
(FORMERLY KNOWN AS FREIGHT SOLUTION, INC.)
PROFORMA STATEMENTS OF OPERATIONS

	Bioanomaly for the twelve months ended December 31, 2017	Freight Solution for the twelve months ended December 31, 2017	Eliminations	Proforma for the twelve months ended December 31, 2017
	(Audited)	(unaudited)		(unaudited)
INCOME:
Sales	$15,567	$-	-	$15,567
GROSS PROFIT	15,567	-		15,567

EXPENSES:
Contractors	114,356	-		114,356
Selling, General, and Administrative	211,147	105,684		316,831
R&D Expense	202,531	98,000	-	300,531
Total Expenses	528,034	203,684	-	731,718
Net Operating Income	(512,467)	(203,684)		(716,151)

Other Expense:
Other Expenses	(28,688)	-	-	(28,688)
Loss from Merger	(444,000)	-	444,000	-
Merger Expense	(51,760)	-	51,760	-
Loss on Derivative Liability	(296,897)	-	-	(296,897)
Total Other Expenses	(821,345)	-	495,760	(325,585)

NET LOSS	$(1,333,812)	$(203,684)	495,760	$(1,041,736)

BUSINESS COMBINATION AND ELIMINATIONS

(1)
Certain assets and liabilities of Freight Solution, Inc. were assumed by Quanta as part of the merger for the period ending July 31, 3018 such as cash and cash equivalents in the amount of $86 (A); prepaid expense in the amount of $54 (B), and; intangible assets of $4,000, net for an amount of $0 (C) (note certain intangible assets were sold for the settlement of certain accounts payable of $15,000, recognizing a gain on sale of $15,000.

(2)
Our founder, a former officer and former director, in connection with the change in control of Freight Solution guaranteed and negotiated the settlement of certain outstanding debts resulting in forgiveness of that debt; total debt forgiveness was approximately $265,538 (D); we recognized gain on the sale of intangible assets of $15,000 (E) along with a reduction accounts payable through the sale of these intangible assets (E); and $28 (F) in bank service charges and fees.

(3)	Elimination of common stock of $25,900 (G) offset against paid in capital, and the elimination of the accumulated deficit of Freight Solution, Inc. of ($337,569) (H)
(4)
We recognized paid in capital through the issuance of common stock through the merger of $15,900 recorded at par value to Bioanomaly (I) along with par value officer services provided for common stock of $12,129 (J), and derivative liabilities associated with our convertible notes payable of $3,771 (K). The Company recognized paid in capital through the issuance of common stock through the merger of $6,500 recorded at par value Freight Solution (P), the cancelation of ($21,500) recognized paid in capital through the cancelation of common stock through the merger, and $6,500 recognized paid in capital recorded at par value Freight Solution after the merger on July 13, 2018. The total eliminated for the consolidation was recorded at $25,900 (P) and recognized through paid in capital.

(5)
We recognized legal fees and other costs associated with the merger of $51,760. These expenses were accounted for as merger expenses in our Statement of Operations (L) as well as contribution to paid in capital of $51,760 (M).

(6)
At the time of the merger, certain subscription escrow proceeds from the private placement were still receivable from the escrow agent totaling $63,000 (N). These were recorded as contra equity, and eliminated in pro forma. The $63,000 in escrow proceeds were received during the month of August.

(7)
Total cost to acquire the control shares of Freight Solution by Bioanomaly, Inc. was $444,000 (O) ($419,000 was made as payment for the shares, along with $25,000 as a finder’s fee) recorded as part of the gain/(loss) on merger.